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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       October 19, 2004
                                                 -------------------------------

                        GOVERNMENT PROPERTIES TRUST, INC.
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             (Exact name of registrant as specified in its charter)


          Maryland                    1-31962                 20-0611663
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(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)


      10250 Regency Circle, Suite 100, Omaha, Nebraska            68114
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          (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code     (402) 391-0010
                                                  ------------------------------


                                      None
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 2.01.  ACQUISITION OF ASSETS

         On October 13, 2004, Government Properties Trust, Inc. (GPT) completed its previously announced sale of a property in Harahan, Louisiana, that is occupied by Federal Express Corporation. GPT sold the property for $4.6 million. The purchase price was determined through arms-length negotiations between GPT and Exit 98 Associates - Harahan, LLC with an address of 657 Ocean Avenue, Sea Girt, New Jersey, an unrelated party. GPT received net cash of approximately $1.5 million, upon the assumption of a related mortgage of $3.1 million by Exit 98 Associates - Harahan, LLC.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GOVERNMENT PROPERTIES TRUST, INC.


Date:  October 19, 2004            By:  /s/ Nancy D. Olson
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                                        Nancy D. Olson
                                        Chief Financial Officer and Treasurer